Exhibit 99.1

Exhibit 99.1

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

SANDS CHINA LTD.

(Incorporated in the Cayman Islands with limited liability)

(Stock Code: 1928)

ANNOUNCEMENT OF INTERIM RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2016

1. FINANCIAL HIGHLIGHTS

• Adjusted EBITDA for the Group was US$1,006.0 million (HK$7,805.0 million) in the first half of 2016, a decrease of 8.2% compared to US$1,096.2 million (HK$8,498.1 million) in the first half of 2015.

• Total net revenues for the Group were US$3,094.2 million (HK$24,006.0 million) in the first half of 2016, a decrease of 12.0% compared to US$3,516.6 million (HK$27,261.7 million) in the first half of 2015.

• Profit for the Group was US$550.6 million (HK$4,271.8 million) in the first half of 2016, a decrease of 25.0% compared to US$734.5 million (HK$5,694.1 million) in the first half of 2015.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in our 2015 annual report.

2. MANAGEMENT DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

The Board of Directors (the “Board”) of Sands China Ltd. (“we” or our “Company”) is pleased to announce the unaudited consolidated results of the Company and its subsidiaries (collectively the “Group”) for the six months ended June 30, 2016 compared to the six months ended June 30, 2015.

Note: The translation of US$ amounts into HK$ amounts or vice versa has been made at the rate of US$1.00 to HK$7.7584 (six months ended June 30, 2015: US$1.00 to HK$7.7523) for the purposes of illustration only.

Net Revenues

Our net revenues consisted of the following:

Six months ended June 30,

2016 2015 Percent change

(US$ in millions, except percentages)

Casino 2,606.2 2,998.7 (13.1)% Mall 193.4 181.3 6.7 % Rooms 119.5 154.0 (22.4)% Food and beverage 71.8 74.3 (3.4)% Convention, ferry, retail and other 103.3 108.3 (4.6)%

Total net revenues 3,094.2 3,516.6 (12.0)%

Net revenues were US$3,094.2 million for the six months ended June 30, 2016, a decrease of US$422.4 million, or 12.0%, compared to US$3,516.6 million for the six months ended June 30, 2015. Net revenues decreased in all business categories, except for the mall, mainly driven by the overall market slowdown in the Macao gaming industry. Despite the softer gaming market in Macao, we continued to enjoy Macao market-leading visitation and focused on driving the high-margin mass market gaming business, while providing luxury amenities and high service levels to our VIP and premium players.

Our net casino revenues for the six months ended June 30, 2016 were US$2,606.2 million, a decrease of US$392.5 million, or 13.1%, compared to US$2,998.7 million for the six months ended June 30, 2015, primarily driven by a decrease in volume in our VIP business.

The following table summarizes the results of our casino activity:

	Six months ended June 30,		
	2016	2015	Change
	(US$ in millions, except percentages and points)		
The Venetian Macao			
Total net casino revenues	**1,212.4**	1,297.0	(6.5)%
Non-Rolling Chip drop	**3,427.5**	3,545.0	(3.3)%
Non-Rolling Chip win percentage	**24.9%**	25.5%	(0.6)pts
Rolling Chip volume	**15,094.5**	16,150.9	(6.5)%
Rolling Chip win percentage	**2.99%**	2.95%	0.04pts
Slot handle	**2,049.3**	2,035.7	0.7%
Slot hold percentage	**4.5%**	4.9%	(0.4)pts
Sands Cotai Central			
Total net casino revenues	**850.5**	963.0	(11.7)%
Non-Rolling Chip drop	**3,013.7**	3,107.7	(3.0)%
Non-Rolling Chip win percentage	**20.6%**	21.5%	(0.9)pts
Rolling Chip volume	**6,685.3**	10,909.5	(38.7)%
Rolling Chip win percentage	**3.26%**	3.05%	0.21pts
Slot handle	**3,044.2**	3,144.4	(3.2)%
Slot hold percentage	**3.6%**	3.4%	0.2pts
The Plaza Macao			
Total net casino revenues	**198.7**	290.5	(31.6)%
Non-Rolling Chip drop	**530.4**	505.7	4.9%
Non-Rolling Chip win percentage	**23.0%**	22.4%	0.6pts
Rolling Chip volume	**4,504.0**	8,143.3	(44.7)%
Rolling Chip win percentage	**2.77%**	3.20%	(0.43)pts
Slot handle	**193.4**	260.8	(25.8)%
Slot hold percentage	**6.1%**	5.4%	0.7pts
Sands Macao			
Total net casino revenues	**344.6**	448.2	(23.1)%
Non-Rolling Chip drop	**1,349.6**	1,559.0	(13.4)%
Non-Rolling Chip win percentage	**17.6%**	19.5%	(1.9)pts
Rolling Chip volume	**4,194.7**	4,854.4	(13.6)%
Rolling Chip win percentage	**2.84%**	3.36%	(0.52)pts
Slot handle	**1,325.4**	1,365.7	(3.0)%
Slot hold percentage	**3.3%**	3.6%	(0.3)pts

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Net mall revenues for the six months ended June 30, 2016 were US$193.4 million, an increase of US$12.1 million, or 6.7%, compared to US$181.3 million for the six months ended June 30, 2015. The increase was primarily driven by higher base fees due to contract renewals and replacements of shops.

The following table summarizes the results of our mall activity:

	Six months ended June 30,		
	2016	2015	Change
	(US$, except leasable area, percentages and points)		
The Venetian Macao			
Total mall revenues *(in millions)*	**99.8**	92.5	7.9%
Mall gross leasable area *(in square feet)*	**781,145**	780,044	0.1%
Occupancy	**97.4%**	97.8%	(0.4)pts
Base rent per square foot	**234**	209	12.0%
Tenant sales per square foot	**1,359**	1,578	(13.9)%
Sands Cotai Central			
Total mall revenues *(in millions)*	**30.9**	28.0	10.4%
Mall gross leasable area *(in square feet)*	**331,476**	331,466	0.0%
Occupancy	**96.7%**	97.8%	(1.1)pts
Base rent per square foot	**160**	143	11.9%
Tenant sales per square foot	**861**	1,004	(14.2)%
The Plaza Macao			
Total mall revenues *(in millions)*	**62.7**	60.8	3.1%
Mall gross leasable area *(in square feet)*	**260,570**	257,615	1.1%
Occupancy	**97.7%**	100.0%	(2.3)pts
Base rent per square foot	**457**	419	9.1%
Tenant sales per square foot	**2,994**	4,924	(39.2)%

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Net room revenues for the six months ended June 30, 2016 were US$119.5 million, a decrease of US$34.5 million, or 22.4%, compared to US$154.0 million for the six months ended June 30, 2015. The decrease was mainly driven by the slowdown in the overall Macao gaming industry.

The following table summarizes the results of our room activity. Information in this table takes into account rooms provided to customers on a complimentary basis.

	Six months ended June 30,		
	2016	2015	Change
	(US$, except percentages and points)		
The Venetian Macao			
Gross room revenues *(in millions)*	**91.1**	110.6	(17.6)%
Occupancy rate	**79.3%**	84.0%	(4.7)pts
Average daily rate	**219**	255	(14.1)%
Revenue per available room	**174**	214	(18.7)%
Sands Cotai Central			
Gross room revenues *(in millions)*	**130.6**	135.2	(3.4)%
Occupancy rate	**76.8%**	80.1%	(3.3)pts
Average daily rate	**152**	164	(7.3)%
Revenue per available room	**117**	132	(11.4)%
The Plaza Macao			
Gross room revenues *(in millions)*	**16.5**	21.6	(23.6)%
Occupancy rate	**69.1%**	80.2%	(11.1)pts
Average daily rate	**349**	395	(11.6)%
Revenue per available room	**241**	317	(24.0)%
Sands Macao			
Gross room revenues *(in millions)*	**10.3**	11.3	(8.8)%
Occupancy rate	**95.9%**	99.0%	(3.1)pts
Average daily rate	**205**	222	(7.7)%
Revenue per available room	**196**	220	(10.9)%

Net food and beverage revenues for the six months ended June 30, 2016 were US$71.8 million, a decrease of US$2.5 million, or 3.4%, compared to US$74.3 million for the six months ended June 30, 2015.

Net convention, ferry, retail and other revenues for the six months ended June 30, 2016 were US$103.3 million, a decrease of US$5.0 million, or 4.6%, compared to US$108.3 million for the six months ended June 30, 2015. The decrease was primarily due to a decrease in entertainment. Meanwhile, ferry operations continued to experience positive momentum.

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Operating Expenses

Operating expenses were US$2,491.7 million for the six months ended June 30, 2016, a decrease of US$279.3 million, or 10.1%, compared to US$2,771.0 million for the six months ended June 30, 2015. The decrease in operating expenses was primarily attributed to a decrease in business volume across all properties and savings from our cost control measures.

Adjusted EBITDA(i)

The following table summarizes information related to our segments:

Six months ended June 30,

2016 2015 Percent change

(US$ in millions, except percentages)

The Venetian Macao 513.6 526.5 (2.5)% Sands Cotai Central 307.0 319.6 (3.9)% The Plaza Macao 91.9 118.8 (22.6)% Sands Macao 79.2 123.2 (35.7)% Ferry and other operations 14.3 8.0 78.8%

Total adjusted EBITDA 1,006.0 1,096.2 (8.2)%

Adjusted EBITDA for the six months ended June 30, 2016 was US$1,006.0 million, a decrease of US$90.2 million, or 8.2%, compared to US$1,096.2 million for the six months ended June 30, 2015. The decrease was driven by revenue decreases across all business categories, except for the mall, as a result of the overall market slowdown in the Macao gaming industry. The management team continues to focus on operational efficiencies and cost control measures throughout both the gaming and non-gaming areas of the business, maintaining a market- leading adjusted EBITDA.

(i) Adjusted EBITDA is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment, investment properties and intangible assets, interest, gain/(loss) on modification or early retirement of debt and income tax benefit/(expense). Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Interest Expense

The following table summarizes information related to interest expense:

	Six months ended June 30,		
	2016	2015	Percent change
	(US$ in millions, except percentages)		
Interest and other finance costs	**53.3**	40.5	31.6%
Less: capitalized interest	**(21.5)**	(10.1)	112.9%
Interest expense, net	**31.8**	30.5	4.3%

Interest expense, net of amounts capitalized, was US$31.8 million for the six months ended June 30, 2016, compared to US$30.5 million for the six months ended June 30, 2015. The increase was primarily due to a US$12.8 million increase in interest and other finance costs, primarily driven by an increase in bank borrowings, partially offset by a US$11.7 million increase in capitalized interest related to the construction of The Parisian Macao.

Profit for the Period

Profit for the six months ended June 30, 2016 was US$550.6 million, a decrease of US$183.9 million, or 25.0%, compared to US$734.5 million for the six months ended June 30, 2015.

LIQUIDITY, FINANCIAL AND CAPITAL RESOURCES

We fund our operations through cash generated from our operations and our debt financing.

During the six months ended June 30, 2016, US$1.00 billion was drawn under the Extended 2011 VML Revolving Facility. As at June 30, 2016, we had US$1.00 billion of available borrowing capacity under the Extended 2011 VML Revolving Facility.

During June 2016, the Group entered into an agreement (the "**VML Amendment Agreement**") to amend its 2011 VML Credit Facility to, among other things, extend the maturity of a portion of the existing term loans and obtain new term loan commitments (as so amended and restated, the "**Restated VML Credit Agreement**"). The effectiveness of the Restated VML Credit Agreement is subject to satisfaction of certain closing conditions (the date such conditions are satisfied, the "**Restatement Date**"), including, among other things, approval by the Macao Government. Pursuant to the VML Amendment Agreement and as at the Restatement Date, certain lenders will extend the maturity of existing term loans (the "**Extended Initial VML Term Loans**") to May 31, 2022, the balance which is expected to be US$3.12 billion in aggregate principal amount consisting of US$2.12 billion related to the Extended 2011 VML Term Facility and US$1.0 billion related to the 2011 VML Accordion Term. In addition, certain lenders agreed to provide US$1.0 billion in aggregate principal amount of new term loan commitments with a maturity date of May 31, 2022 (the "**New Initial VML Term Loans**", and together with the Extended Initial VML Term Loans, the "**Extended VML Term Loans**") as at the Restatement Date. The balance of the term loans under the 2011 VML Credit Facility that are not Extended VML Term Loans (the "**Non-Extended VML Term Loans**") is expected to be US$269.3 million as at the Restatement Date. The terms and maturity date of the Extended

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2011 VML Revolving Facility will remain unchanged. Borrowings under the New Initial VML Term Loans will be used for working capital requirements and general corporate purposes.

As at June 30, 2016, we held cash and cash equivalents of US$656.2 million, which was primarily generated from our operations. Such cash and cash equivalents were mainly held in HK$.

Cash Flows — Summary

Our cash flows consisted of the following:

Six months ended June 30, 2016 2015

(US$ in millions)

Net cash generated from operating activities 1,083.1 901.2 Net cash used in investing activities (599.8) (589.0) Net cash used in financing activities (1,111.4) (893.3)

Net decrease in cash and cash equivalents (628.1) (581.1)

Cash and cash equivalents at beginning of period 1,283.1 2,535.3 Effect of exchange rate on cash and cash equivalents 1.2 1.2

c

Cash and cash equivalents at end of period 656.2 1,955.4

Cash Flows — Operating Activities

We derive most of our operating cash flows from our casino, mall and hotel operations. Net cash generated from operating activities for the six months ended June 30, 2016 was US$1,083.1 million, an increase of US$181.9 million, or 20.2%, compared to US$901.2 million for the six months ended June 30, 2015. The increase in net cash generated from operating activities was primarily attributable to changes in our working capital accounts, consisting primarily of changes in trade and other payables and trade receivables, partially offset by the decrease in operating income.

Cash Flows — Investing Activities

Net cash used in investing activities for the six months ended June 30, 2016 was US$599.8 million and was primarily attributable to capital expenditures for development projects as well as maintenance spending. Capital expenditures for the six months ended June 30, 2016, totaled US$601.0 million, including US$562.6 million for construction activities at The Parisian Macao and Sands Cotai Central, and US$38.4 million for our operations, mainly at The Venetian Macao, The Plaza Macao and Sands Macao.

Cash Flows — Financing Activities

For the six months ended June 30, 2016, net cash used in financing activities was US$1,111.4 million, which was primarily attributable to US$2,070.2 million in dividend payments, partially offset by US$1,000.6 million in proceeds from borrowings under the Extended 2011 VML Revolving Facility.

CAPITAL EXPENDITURES

Capital expenditures were used primarily for The Parisian Macao and to renovate, upgrade and maintain existing properties. Our capital expenditures, excluding capitalized interest and construction payables, are as follows:

	Six months ended June 30,	
	2016	2015
	(US$ in millions)	
The Venetian Macao	**24.1**	43.4
Sands Cotai Central	**65.6**	219.1
The Plaza Macao	**5.6**	8.2
Sands Macao	**6.8**	13.5
Ferry and other operations	**1.8**	1.4
The Parisian Macao	**497.0**	314.0
Total capital expenditures	**601.0**	599.6

Our capital expenditure plans are significant. We are constructing The Parisian Macao, an integrated resort that is currently planned to open on September 13, 2016 (subject to Macao Government approval) and will be connected to The Venetian Macao and The Plaza Macao. The Parisian Macao is intended to include a gaming area (to be operated under our gaming subconcession), a hotel with approximately 3,000 rooms and suites and retail, entertainment, dining and meeting facilities. We expect the cost to design, develop and construct The Parisian Macao will be approximately US$2.9 billion, inclusive of payments made for the land premium and pre-opening costs. We had capitalized construction costs of US$2.24 billion, including land, as at June 30, 2016.

Sands Cotai Central opened in phases beginning in April 2012. In December 2015, we opened the St. Regis Macao Hotel. We are constructing the remainder of the fourth tower, an apart-hotel wing that consists of approximately 1.0 million square feet of St. Regis-serviced and -branded luxury apart-hotel units and common areas, subject to Macao Government approval. The total cost to complete the remainder of the tower is expected to be approximately US$200 million.

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CAPITAL COMMITMENTS

Future commitments for property and equipment that are not recorded in the financial statements herein are as follows:

June 30, December 31,

2016 2015

(US$ in millions)

Contracted but not provided for 480.3 868.8 Authorized but not contracted for 776.1 970.2

Total capital commitments 1,256.5 1,839.0

DIVIDENDS

On January 22, 2016, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.128) per share. The interim dividend, amounting in aggregate to HK$7.99 billion (equivalent to US$1.03 billion), was paid on February 26, 2016.

On May 27, 2016, the Shareholders approved a final dividend of HK$1.00 (equivalent to US$0.129) per share for the year ended December 31, 2015 to Shareholders whose names appeared on the register of members of the Company on June 3, 2016. The final dividend, amounting in aggregate to HK$8.07 billion (equivalent to US$1.04 billion), was paid on June 24, 2016.

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2016.

PLEDGE OF FIXED ASSETS

We have pledged a substantial portion of our fixed assets to secure our loan facilities. As at June 30, 2016, we have pledged leasehold interests in land; buildings; building, land and leasehold improvements; furniture, fittings and equipment; construction in progress; and vehicles with an aggregate net book value of approximately US$6.84 billion (December 31, 2015: US$7.04 billion).

CONTINGENT LIABILITIES AND RISK FACTORS

The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

Under the land concessions for Sands Cotai Central and The Parisian Macao, we are required to complete these developments by December 2016 and January 2017 (which was recently extended by the Macao Government from November 2016), respectively. Should we determine that we are unable to complete Sands Cotai Central or The Parisian Macao by their respective deadlines, we would then expect to apply for another extension from the Macao Government to the extent necessary. If we are unable to meet the current deadlines and the deadlines for either development are not extended, we could lose our land concessions for Sands Cotai Central or The Parisian Macao, which would prohibit us from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$4.99 billion or US$2.24 billion in capitalized construction costs including land, as at June 30, 2016, related to Sands Cotai Central and The Parisian Macao, respectively.

CAPITAL RISK MANAGEMENT

The Group’s primary objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide returns for Shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk.

The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in note 12 to the condensed consolidated financial statements), net of cash and cash equivalents, and equity attributable to Shareholders, comprising issued share capital and reserves.

The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio (gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest-bearing borrowings, net of deferred financing costs, less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity, as shown in the consolidated balance sheet, plus net debt.

June 30, December 31,

2016 2015

(US$ in millions, except percentages)

Interest bearing borrowings, net of deferred financing costs 4,314.5 3,305.5 Less: cash and cash equivalents (656.2) (1,283.1) restricted cash and cash equivalents (8.6) (7.9)

Net debt 3,649.6 2,014.4 Total equity 4,323.5 5,838.6

Total capital 7,973.1 7,853.1

Gearing ratio 45.8% 25.7%

The increase in the gearing ratio during the six months ended June 30, 2016 was due to dividend payments of US$2.07 billion and drawdowns of US$1.00 billion under the Extended 2011 VML Revolving Facility.

BUSINESS REVIEW AND PROSPECTS

Our business strategy is to continue to successfully execute our Cotai Strip developments and to leverage our integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. The Company continues to execute on the strategies outlined in our 2015 annual report. These strategies have proven to be successful in the first half of 2016 and we are confident they will continue into the future.

The Parisian Macao

We are constructing The Parisian Macao, a US$2.9 billion integrated resort development, which is planned to open on September 13, 2016 (subject to Macao Government approval). With approximately 3,000 rooms, a replica of the Eiffel Tower as its signature feature and a variety of non-gaming entertainment offerings, we believe The Parisian Macao will help to expand our diversified product offerings and continue to drive customer traffic to our portfolio of assets.

Legal Proceedings

Saved as disclosed below, there has been no material change since the publication of the Company’s 2015 annual report in respect of the legal proceedings that the Company is involved in.

Reference is made to page 27 of the Company’s 2015 annual report and the announcement of the Company dated June 1, 2016 in relation to the legal proceedings filed by Mr. Steven C. Jacobs (“Mr. Jacobs”), the former Chief Executive Officer and President and an Executive Director of the Company (the “Proceedings”). On or about May 31, 2016, the parties to the Proceedings reached a comprehensive and confidential settlement through which Mr. Jacobs dismissed all claims in the Nevada state and federal cases against our controlling shareholder, LVS, the Company, our subsidiary VML, and Mr. Sheldon Gary Adelson and released all claims as of that date.

3. CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRACTICES

Good corporate governance underpins the creation of Shareholder value at Sands China and maintaining the highest standards of corporate governance is a core responsibility of the Board. An effective system of corporate governance requires that our Board approves strategic direction, monitors performance, oversees effective risk management and leads the creation of the right compliant culture across the organization. It also gives our investors confidence that we are exercising our stewardship responsibilities with due skill and care.

To ensure that we adhere to high standards of corporate governance, we have developed our own corporate governance principles and guidelines that set out how corporate governance operates in practice within the Company. This is based on the policies, principles and practices set out in the Code and draws on other best practices.

The Board is of the view that throughout the six months ended June 30, 2016, save as disclosed below, the Company fully complied with all the code provisions and certain recommended best practices set out in the Code.

Code Provision A.2.1

The roles of Chairman and Chief Executive Officer have been performed by Mr. Sheldon Gary Adelson since March 6, 2015. Although under code provision A.2.1 of the Code, the roles of chairman and chief executive officer should be separate and should not be performed by the same individual, the combination of the roles of chairman and chief executive officer by Mr. Adelson is considered to be in the best interests of the Company and its Shareholders as a whole. The Company believes that the combined roles of Mr. Adelson promotes better leadership for both the Board and management and allows more focus on developing business strategies and the implementation of objectives and policies. The structure is supported by the Company’s well established corporate governance structure and internal control policies.

Code Provision A.4.2

Under code provision A.4.2 of the Code, all directors appointed to fill a casual vacancy should be subject to election by shareholders at the first general meeting after appointment.

Dr. Wong Ying Wai was appointed as an Executive Director by the Board with effect from January 22, 2016 and was re-elected at the next annual general meeting of the Company immediately following his appointment, which was held on May 27, 2016 (the “Re-election”). The Re-election did not occur at the extraordinary general meeting that was held on February 19, 2016 for the purpose of amending the terms of the Company’s Equity Award Plan. The Reelection was in accordance with article 101(3) of the Company’s articles of association, which complies with paragraph 4(2) of the Appendix 3 of the Listing Rules. Article 101(3) provides that any director so appointed by the Board shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

Code Provision A.5.1

Under code provision A.5.1 of the Code, the Nomination Committee should comprise a majority of Independent Non-Executive Directors. Owing to the resignation of Mr. David Muir Turnbull and Mr. Iain Ferguson Bruce on March 7, 2016 and March 11, 2016, respectively, the Nomination Committee does not comprise a majority of Independent Non-Executive Directors and therefore does not comply with code provision A.5.1 of the Code. The Company will appoint Independent Non-Executive Directors as members of the Nomination Committee as soon as practicable.

Code Provision E.1.2

Under code provision E.1.2 of the Code, the Chairman of the Board should attend the annual general meeting of the Company. The Chairman of the Board was absent from the Company’s annual general meeting held on May 27, 2016 due to other business commitments.

MODEL CODE FOR SECURITIES TRANSACTIONS

The Company has developed its own securities trading code for securities transactions (the “Company Code”) by the Directors and relevant employees who are likely to be in possession of unpublished inside information of the Company on terms no less exacting than the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of the Listing Rules (the “Model Code”). Following specific enquiry by the Company, all Directors have confirmed that they have complied with the Company Code and, therefore, with the Model Code throughout the six months ended June 30, 2016 and to the date of this announcement.

BOARD AND BOARD COMMITTEES COMPOSITION

The following changes were made to the composition of the Board and the Board Committees of the Company during the six months ended June 30, 2016 and up to the date of this announcement:

On January 22, 2016:

– Dr. Wong Ying Wai, the President and Chief Operating Officer, was appointed as an Executive Director, a member of the Remuneration Committee and the Capex Committee.

On March 7, 2016:

– Mr. David Muir Turnbull resigned as an Independent Non-Executive Director, the chairman of the Remuneration Committee and a member of the Nomination Committee.

On March 11, 2016:

– Mr. Iain Ferguson Bruce resigned as an Independent Non-Executive Director, a member of the Audit Committee, Remuneration Committee and Nomination Committee; and

– Mr. Robert Glen Goldstein was appointed to replace Mr. Michael Alan Leven as the chairman of the Capex Committee. Mr. Leven continued to act as a member of the Capex Committee until his retirement as a Non-Executive Director and a member of the Capex Committee on April 12, 2016.

On April 15, 2016:

– Mr. Steven Zygmunt Strasser was appointed as the chairman of the Remuneration Committee; and

– Mr. Toh Hup Hock resigned as the Chief Financial Officer and Executive Vice President, an Executive Director, and a director of various subsidiaries of the Company.

On July 15, 2016:

– Mr. Kenneth Patrick Chung was appointed as an Independent Non-Executive Director.

AUDIT COMMITTEE REVIEW

The Audit Committee has reviewed the accounting policies adopted by the Group and the unaudited condensed consolidated financial statements for the six months ended June 30, 2016, and was of the opinion that the preparation of such interim results complied with the applicable accounting standards and requirements and that adequate disclosures have been made. All of the Audit Committee members are Independent Non-Executive Directors, with Mr. Victor Patrick Hoog Antink (Chairman of the Audit Committee) possessing the appropriate professional qualifications and accounting and related financial management expertise.

PURCHASE, SALE OR REDEMPTION OF THE COMPANY’S LISTED SHARES

Neither the Company, nor any of its subsidiaries purchased, sold or redeemed any of the listed shares of the Company during the six months ended June 30, 2016.

4. FINANCIAL RESULTS

The financial information set out below in this announcement represents an extract from the condensed consolidated financial statements, which is unaudited but has been reviewed by the Company’s independent auditor, Deloitte Touche Tohmatsu, in accordance with the International Standard on Review Engagements 2410 “Review of Interim Financial Information Performed by the Independent Auditor of the Entity”, and by the Audit Committee.

CONSOLIDATED INCOME STATEMENT

Six months ended June 30, 2016 2015

Note US$’000, except per share data

(Unaudited)

Net revenues 4 3,094,206 3,516,594 Gaming tax (1,192,499) (1,382,490) Employee benefit expenses (550,395) (568,459) Depreciation and amortization (278,413) (268,457) Gaming promoter/agency commissions (60,506) (81,948) Inventories consumed (37,212) (40,196) Other expenses and losses 5 (372,689) (429,488)

Operating profit 602,492 745,556 Interest income 1,554 8,736 Interest expense, net of amounts capitalized 6 (31,832) (30,459)

Profit before income tax 572,214 723,833 Income tax (expense)/benefit 7 (21,639) 10,660

Profit for the period attributable to equity holders of the Company 550,575 734,493

Earnings per share for profit attributable to equity holders of the Company

— Basic 8 US6.82 cents US9.10 cents

— Diluted 8 US6.82 cents US9.10 cents

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Six months ended June 30, 2016 2015

US$’000

(Unaudited)

Profit for the period attributable to equity holders of the Company 550,575 734,493 Other comprehensive (loss)/income, net of tax

Item that will not be reclassified subsequently to profit or loss:

Currency translation differences (3,865) 3,352

Total comprehensive income for the period attributable to equity holders of the Company 546,710 737,845

CONSOLIDATED BALANCE SHEET

June 30, December 31,

2016 2015

Note US$’000

(Unaudited) (Audited)

ASSETS

Non-current assets

Investment properties, net 1,339,351 1,278,029 Property and equipment, net 7,878,130 7,588,461 Intangible assets, net 29,338 27,870 Deferred income tax assets 7,927 23,547 Other assets, net 32,000 31,383 Trade and other receivables and prepayments, net 20,800 21,611

Total non-current assets 9,307,546 8,970,901

Current assets

Inventories 11,143 11,903 Trade and other receivables and prepayments, net 10 403,856 497,884 Restricted cash and cash equivalents 8,643 7,901 Cash and cash equivalents 656,162 1,283,102

Total current assets 1,079,804 1,800,790

Total assets 10,387,350 10,771,691

June 30, December 31,

2016 2015

Note US$’000

(Unaudited) (Audited)

EQUITY

Capital and reserves attributable to equity holders of the Company

Share capital 80,701 80,693 Reserves 4,242,787 5,757,912

Total equity 4,323,488 5,838,605

LIABILITIES Non-current liabilities

Trade and other payables 11 126,560 81,176 Borrowings 12 4,325,784 3,379,220 Deferred income tax liabilities 34,994 31,848

Total non-current liabilities 4,487,338 3,492,244

Current liabilities

Trade and other payables 11 1,508,989 1,429,362 Current income tax liabilities 2,785 5,402 Borrowings 12 64,750 6,078

Total current liabilities 1,576,524 1,440,842 Total liabilities 6,063,862 4,933,086 Total equity and liabilities 10,387,350 10,771,691 Net current (liabilities)/assets (496,720) 359,948 Total assets less current liabilities 8,810,826 9,330,849

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of preparation

The unaudited condensed consolidated financial statements are presented in United States dollars (“US$”), unless otherwise stated. The condensed consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on August 12, 2016.

The condensed consolidated financial statements for the six months ended June 30, 2016 have been prepared in accordance with International Accounting Standard (“IAS”) 34 “Interim Financial Reporting” issued by the International Accounting Standards Board

(“IASB”) and the applicable disclosure requirements of Appendix 16 to the Listing Rules.

They should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2015, which were prepared in accordance with International Financial Reporting Standards (“IFRS”).

2. Significant accounting policies

The condensed consolidated financial statements have been prepared on the historical cost basis except for certain financial assets and financial liabilities that are measured at fair value.

Except as described below, the accounting policies adopted and methods of computation used in the preparation of the condensed consolidated financial statements for the six months ended June 30, 2016 are consistent with those adopted and as described in the Group’s annual financial statements for the year ended December 31, 2015.

During the period, there have been a number of new standards and amendments to standards that have come into effect, which the Group has adopted at their respective effective dates. The adoption of these new standards and amendments to standards had no material impact on the results of operations and financial position of the Group.

The Group has not early adopted the new or revised standards and amendments that have been issued but are not yet effective for the period. The Group has already commenced the assessment of the impact of the new or revised standards and amendments to the Group but is not yet in a position to state whether their adoption would have a significant impact on the results of operations and financial position of the Group.

3. Segment information

Management has determined the operating segments based on the reports reviewed by a group of senior management that makes strategic decisions. The Group considers the business from a property and service perspective.

The Group’s principal operating and developmental activities occur in Macao, which is the sole geographic area in which the Group is domiciled. The Group reviews the results of operations for each of its key operating segments, which are also the reportable segments: The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and ferry and other operations. The Group’s primary projects under development are The Parisian Macao, the remainder of Sands Cotai Central and the Four Seasons apart-hotel.

Revenue is comprised of turnover from the sale of goods and services in the ordinary course of the Group’s activities. The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and The Parisian Macao once in operation, derive their revenue primarily from casino, mall, hotel, food and beverage, convention, retail and other sources. Ferry and other operations mainly derive their revenue from the sale of ferry tickets for transportation between Hong Kong and Macao.

The Group’s segment information is as follows:

Six months ended June 30, 2016 2015

US$’000

(Unaudited)

Net revenues

The Venetian Macao 1,411,848 1,521,865 Sands Cotai Central 992,617 1,114,730 The Plaza Macao 272,467 364,226 Sands Macao 355,390 461,305 Ferry and other operations 74,569 68,980 The Parisian Macao — —Inter-segment revenues(i) (12,685) (14,512)

3,094,206 3,516,594

(i) Inter-segment revenues are charged at prevailing market rates.

Six months ended June 30, 2016 2015

US$’000

(Unaudited)

Adjusted EBITDA (Note)

The Venetian Macao 513,575 526,477 Sands Cotai Central 307,047 319,628 The Plaza Macao 91,893 118,828 Sands Macao 79,176 123,247 Ferry and other operations 14,343 7,982 The Parisian Macao — —

1,006,034 1,096,162

Note: Adjusted EBITDA is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment, investment properties and intangible assets, interest, gain/ (loss) on modification or early retirement of debt and income tax benefit/(expense). Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Six months ended June 30, 2016 2015

US$’000

(Unaudited)

Depreciation and amortization

The Venetian Macao 82,744 78,921 Sands Cotai Central 149,505 143,942 The Plaza Macao 20,134 19,986 Sands Macao 18,922 18,769 Ferry and other operations 7,108 6,839 The Parisian Macao — —

278,413 268,457

The following is a reconciliation of adjusted EBITDA to profit for the period attributable to equity holders of the Company:

Six months ended June 30, 2016 2015

US$’000

(Unaudited)

Adjusted EBITDA 1,006,034 1,096,162 Share-based compensation, net of amounts capitalized (8,729) (12,303) Corporate expense (78,949) (36,893) Pre-opening expense (39,852) (18,551) Depreciation and amortization (278,413) (268,457) Net foreign exchange gains 2,949 1,142 Loss on disposal of property and equipment, investment properties and intangible assets (548) (15,544)

Operating profit 602,492 745,556 Interest income 1,554 8,736 Interest expense, net of amounts capitalized (31,832) (30,459)

Profit before income tax 572,214 723,833 Income tax (expense)/benefit (21,639) 10,660

Profit for the period attributable to equity holders of the Company 550,575 734,493

Six months ended June 30, 2016 2015

US$’000

(Unaudited)

Capital expenditures

The Venetian Macao 24,143 43,387 Sands Cotai Central 65,591 219,090 The Plaza Macao 5,620 8,179 Sands Macao 6,821 13,542 Ferry and other operations 1,820 1,385 The Parisian Macao 497,027 314,035

601,022 599,618

June 30, December 31,

2016 2015

US$’000

(Unaudited) (Audited)

Total assets

The Venetian Macao 2,395,165 2,960,463 Sands Cotai Central 4,133,267 4,470,465 The Plaza Macao 1,001,915 1,063,190 Sands Macao 325,471 374,833 Ferry and other operations 277,746 221,318 The Parisian Macao 2,253,786 1,681,422

10,387,350 10,771,691

June 30, December 31,

2016 2015

US$’000

(Unaudited) (Audited)

Total non-current assets

Held locally 9,141,661 8,785,257 Held in foreign countries 157,958 162,097 Deferred income tax assets 7,927 23,547

9,307,546 8,970,901

4. Net revenues

Six months ended June 30, 2016 2015

US$’000

(Unaudited)

Casino 2,606,174 2,998,667 Mall

— Income from right of use 166,391 155,789

— Management fee and other 27,019 25,558 Rooms 119,479 154,036 Food and beverage 71,813 74,271 Convention, ferry, retail and other 103,330 108,273

3,094,206 3,516,594

5. Other expenses and losses

Six months ended June 30, 2016 2015

US$’000

(Unaudited)

Utilities and operating supplies 76,350 86,522 Contract labor and services 54,434 58,657 Advertising and promotions 39,826 67,867 Royalty fees 34,886 30,061 Repairs and maintenance 27,927 30,475 Management fees 21,818 22,076 Operating lease payments 12,700 13,790 Provision for doubtful accounts 4,473 29,649 Auditor’s remuneration 993 991 Loss on disposal of property and equipment, investment properties and intangible assets 548 15,544 Net foreign exchange gains (2,949) (1,142) Other support services 79,875 58,725 Other operating expenses 21,808 16,273

372,689 429,488

6. Interest expense, net of amounts capitalized

Six months ended June 30, 2016 2015

US$’000

(Unaudited)

Bank borrowings 34,998 23,311 Amortization of deferred financing costs 10,643 9,961 Finance lease liabilities 2,781 2,900 Standby fee and other financing costs 4,885 4,364

53,307 40,536 Less: interest capitalized (21,475) (10,077)

Interest expense, net of amounts capitalized 31,832 30,459

7. Income tax (expense)/benefit

Six months ended June 30, 2016 2015

US$’000

(Unaudited)

Current income tax

Lump sum in lieu of Macao complementary tax on dividends (2,647) (2,655) Other overseas taxes (180) (339)

(Under)/over provision in prior years

Macao complementary tax (68) — Other overseas taxes 31 166

Deferred income tax (18,775) 13,488

Income tax (expense)/benefit (21,639) 10,660

8. Earnings per share

Basic earnings per share is calculated by dividing the profit for the period attributable to equity holders of the Company by the weighted average number of ordinary shares outstanding during the period.

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. For the six months ended June 30, 2016, the Company had outstanding share options and restricted share units that will potentially dilute the ordinary shares.

The calculation of basic and diluted earnings per share is based on the following:

Six months ended June 30, 2016 2015

(Unaudited)

Profit attributable to equity holders of the Company (US$’000) 550,575 734,493

Weighted average number of shares for basic earnings per share (thousand shares) 8,069,638 8,068,344 Adjustments for share options and restricted share units (thousand shares) 1,093 2,574

Weighted average number of shares for diluted earnings per share (thousand shares) 8,070,731 8,070,918

Earnings per share, basic US6.82 cents US9.10 cents Earnings per share, basic(i) HK52.91 cents HK70.55 cents Earnings per share, diluted US6.82 cents US9.10 cents Earnings per share, diluted(i) HK52.91 cents HK70.55 cents

(i) The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7584 (six months ended June 30, 2015: US$1.00 to HK$7.7523).

9. Dividends

On January 22, 2016, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.128) per share. The interim dividend, amounting in aggregate to HK$7.99 billion (equivalent to US$1.03 billion), was paid on February 26, 2016.

On May 27, 2016, the Shareholders approved a final dividend of HK$1.00 (equivalent to US$0.129) per share for the year ended December 31, 2015 to Shareholders whose names appeared on the register of members of the Company on June 3, 2016. The final dividend, amounting in aggregate to HK$8.07 billion (equivalent to US$1.04 billion), was paid on June 24, 2016.

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2016.

10. Trade receivables

The aging analysis of trade receivables, net of provision for doubtful accounts, is as follows:

June 30, December 31,

2016 2015

US$’000

(Unaudited) (Audited)

0–30 days 210,501 310,107 31–60 days 19,558 57,445 61–90 days 14,465 34,450 Over 90 days 98,683 49,306

343,207 451,308

Trade receivables mainly consist of casino receivables. The Group generally does not charge interest for credit granted, but requires a personal check or other acceptable forms of security. In respect of gaming promoters, the receivables can be offset against the commission payables and front money deposits made by the gaming promoters. Absent special approval, the credit period granted to selected premium and mass market players is typically 7–15 days, while for gaming promoters, the receivables are typically repayable within one month following the granting of the credit, subject to terms of the relevant credit agreement.

11. Trade and other payables

June 30, December 31,

2016 2015

US$’000

(Unaudited) (Audited)

Trade payables 25,642 29,112 Outstanding chips and other casino liabilities 509,656 407,176 Deposits 297,015 271,323 Construction payables and accruals 288,010 270,721 Other tax payables 196,626 230,517 Accrued employee benefit expenses 110,503 118,747 Interest payables 44,400 42,341 Payables to related companies — non-trade 44,500 12,116 Other payables and accruals 119,197 128,485

1,635,549 1,510,538 Less: non-current portion (126,560) (81,176)

Current portion 1,508,989 1,429,362

The aging analysis of trade payables is as follows:

June 30, December 31,

2016 2015

US$’000

(Unaudited) (Audited)

0–30 days 16,500 20,189 31–60 days 6,584 5,905 61–90 days 1,356 1,763 Over 90 days 1,202 1,255

25,642 29,112

12. Borrowings

June 30, December 31,

2016 2015

US$’000

(Unaudited) (Audited)

Non-current portion

Bank loans, secured 4,328,315 3,389,490 Finance lease liabilities on leasehold interests in land, secured 68,689 72,009 Other finance lease liabilities, secured 2,347 1,759

4,399,351 3,463,258 Less: deferred financing costs (73,567) (84,038)

4,325,784 3,379,220

Current portion

Bank loans, secured 59,705 —Finance lease liabilities on leasehold interests in land, secured 3,314 3,485 Other finance lease liabilities, secured 1,731 2,593

64,750 6,078

Total borrowings 4,390,534 3,385,298

During June 2016, the Group entered into an agreement (the “VML Amendment Agreement”) to amend its 2011 VML Credit Facility to, among other things, extend the maturity of a portion of the existing term loans and obtain new term loan commitments (as so amended and restated, the “Restated VML Credit Agreement”). The effectiveness of the Restated VML Credit Agreement is subject to satisfaction of certain closing conditions (the date such conditions are satisfied, the “Restatement Date”), including, among other things, approval by the Macao Government. Pursuant to the VML Amendment Agreement and as at the Restatement Date, certain lenders will extend the maturity of existing term loans (the “Extended Initial VML Term Loans”) to May 31, 2022, the balance which is expected to be US$3.12 billion in aggregate principal amount consisting of US$2.12 billion related to the Extended 2011 VML Term Facility and US$1.0 billion related to the 2011 VML Accordion Term. In addition, certain lenders agreed to provide US$1.0 billion in aggregate principal amount of new term loan commitments with a maturity date of May 31, 2022 (the “New Initial VML Term Loans”, and together with the Extended Initial VML Term Loans, the “Extended VML Term Loans”) as at the Restatement Date. The balance of the term loans under the 2011 VML Credit Facility that are not Extended VML Term Loans (the “Non-Extended VML Term Loans”) is expected to be US$269.3 million as at the Restatement Date. The terms and maturity date of the Extended 2011 VML Revolving Facility will remain unchanged. Borrowings under the New Initial VML Term Loans will be used for working capital requirements and general corporate purposes.

Upon satisfaction of the remaining closing conditions, the following terms for the Extended VML Term Loans will apply. The Extended VML Term Loans will mature on May 31, 2022. Commencing with the quarterly period ending March 31, 2020, and at the end of each subsequent quarter through December 31, 2020, the Extended VML Term Loans will require the Borrower to repay on a pro rata basis in an amount equal to 2.5% of the aggregate principal amount outstanding as at the Restatement Date. For the quarterly periods ending on March 31 through June 30, 2021, the Borrower will be required to repay the outstanding Extended VML Term Loans on a pro rata basis in an amount equal to 5.0% of the aggregate principal amount outstanding as at the Restatement Date. For the quarterly periods ending on September 30 through December 31, 2021, the Borrower will be required to repay the outstanding Extended VML Term Loans on a pro rata basis in an amount equal to 12.5% of the aggregate principal amount outstanding as at the Restatement Date. For the quarterly period ending on March 31, 2022, the Borrower will be required to repay the outstanding Extended VML Term Loans on a pro rata basis in an amount equal to 20.0% of the aggregate principal amount outstanding as at the Restatement Date. The remaining balance on the Extended VML Term Loans will be due on the maturity date.

The Extended VML Term Loans will bear interest, at the Group’s option, at either the adjusted Eurodollar rate or Hong Kong Interbank Offered Rate (“HIBOR”), plus a credit spread, or an alternative base rate, plus a credit spread, which credit spread in each case is determined based on the consolidated total leverage ratio as set forth in the Restated VML Credit Agreement. The credit spread will range from 0.25% to 1.125% per annum for loans accruing interest at the base rate and from 1.25% to 2.125% per annum for loans accruing interest at an adjusted Eurodollar or HIBOR rate.

During the six months ended June 30, 2016, US$1.00 billion was drawn under the Extended 2011 VML Revolving Facility. As at June 30, 2016, the Group had US$1.00 billion of available borrowing capacity under the Extended 2011 VML Revolving Facility.

5. PUBLICATION OF INTERIM RESULTS ON THE WEBSITES OF THE STOCK EXCHANGE AND THE COMPANY

This announcement is published on the websites of the Stock Exchange (www.hkexnews.hk) and the Company (www.sandschinaltd.com). The interim report for the six months ended June 30, 2016 will be dispatched to Shareholders and published on the websites of the Stock Exchange and the Company in due course.

By order of the Board

SANDS CHINA LTD. Dylan James Williams

Company Secretary

Macao, August 12, 2016

As at the date of this announcement, the directors of the Company are:

Executive Directors:

Sheldon Gary Adelson Wong Ying Wai

Non-Executive Directors:

Robert Glen Goldstein Charles Daniel Forman

Independent Non-Executive Directors:

Chiang Yun

Victor Patrick Hoog Antink Steven Zygmunt Strasser Kenneth Patrick Chung

In case of any inconsistency between the English version and the Chinese version of this announcement, the English version shall prevail.